Amendment

This amendment (the "Amendment") among Eastern Consolidated Energy, Inc., Kentucky corporation ("ECEI"), and New River Energy Sales Company, Inc., an Ohio corporation ("New River"), (individually, a "Party"; collectively, the "Parties"), is being executed for the purpose of amending the Agreement dated February 8, 2005, among CEI, and New River.

                                    Premises

     Whereas, the above parties believe it is in the best interests of their respective shareholders to amend the February 8, 2005 Agreement;

     Whereas, the parties have negotiated alternative coal sales and marketing fees

     Whereas, all parties have agreed to provide the necessary written consent to amend the coal sales and marketing fees language currently contained in the February 8 2005 Agreement in consideration of the execution of this Amendment;

     Now, therefore, the parties agree as follows.

                                    Amendment

     1. The Coal Sales and Marketing Fees language as described in the February 8, 2005 Agreement which reads as follows:

          For the sales and marketing services provided herein, New River will receive a commission of 5 percent (5 %) of the selling price (f.o.b. mine market loading point) on all coal sold by contract or otherwise when the selling price (f.o.b. mine market loading point) is greater than $45.00 per ton. If and when the selling price (f.o.b. mine market loading point) is $44.99 per ton or less, the commission percentage will not remain at 5% but will be renegotiated in good faith by both ECEI and New River. New River will be responsible for all office expenses for sales and contract administration associated with all resulting coal supply agreements and contacts.

          Shall be amended to read as follows:

          For the sales and marketing services provided herein, New River will receive a commission of 5 percent (5 %) of the selling price (f.o.b. mine market loading point) on all coal sold by contract or otherwise when the selling price (f.o.b. mine market loading point) is greater than $45.00 per ton. If and when the selling price (f.o.b. mine market loading point) is $44.99 per ton or less, the commission percentage will not remain at 5% but will be renegotiated in good faith by both ECEI and New River. New River will be responsible for all office expenses for sales and contract administration associated with all resulting coal supply agreements and contacts. Additionally, New River agrees to reduce its coal sales commission from 5% to 2.5% of gross coal sales less trucking cost on coal sold to AEP until such time as the Company reaches $20 million in aggregate EBITDA production.


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     3.   The balance of the  Agreement,  dated February 8, 2005 shall remain as
          is.

     4. Each Party hereby represents and warrants that it has all requisite corporate power and authority to enter into this Amendment and to consummate the transactions contemplated by this Amendment. The execution and delivery of this Amendment and the consummation of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate action on the part of each Party. This Amendment constitutes the legal, valid and binding obligation of the Parties, enforceable against each other in accordance with its terms. The execution and delivery of this Amendment does not, and the consummation of the transactions contemplated by this Amendment and compliance with the provisions of this Amendment will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the assets to be transferred by any party under, (i) the articles of incorporation or by-laws, (ii) any loan or credit amendment, note, bond, mortgage, indenture, lease or other amendment, instrument, permit, concession, license or similar authorization applicable to any of the parties or their subsidiaries or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to any of the Parties or any of their subsidiaries or their respective properties or assets.



     IN WITNESS WHEREOF, ECEI and NEW RIVER have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of December __, 2005.



New River Energy Sales Company Inc.         Eastern Consolidated Energy, Inc.


By: /s/ Stewart H. Ashton Jr.                 By:  /s/ David Guthrie
------------------------------                -------------------------
Name:    Stewart H. Ashton Jr.                Name:  David Guthrie
Title:   CEO                                  Title:    President